Exhibit 99.1

Preliminary Proxy Card - Subject to Completion

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

MEDTECH ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [●] and [●] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of MedTech Acquisition Corporation (the “Company” or “MTAC”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting meeting of stockholders of the Company to be held on [●], 2022 at [●] Eastern Time, [●] (the “special meeting”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [●], 2022 at [●] Eastern Time.

This notice of Special Meeting and the accompanying Proxy Statement are available at:

https://www.cstproxy.com/mtac/2022

MEDTECH ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.	Please mark vote as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination whereby Maestro Merger Sub, Inc., a Delaware corporation, will merge with and into MTAC, with MTAC surviving as a wholly-owned subsidiary of Memic Innovative Surgery Ltd., a private company organized under the laws of the State of Israel (“Memic”) (the “Business Combination Proposal”).	FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 2 — The Charter Proposal — To approve the following material differences between MTAC’s amended and restated certificate of incorporation (the “MTAC Charter”) and Memic’s amended and restated articles of association to be effective upon the consummation of the Business Combination: (i) the name of the new public entity will be “Memic Innovative Surgery Ltd.” as opposed to “MedTech Acquisition Corporation”; (ii) Memic’s amended and restated articles of association will provide for one class of Memic ordinary shares as opposed to the two classes of MTAC common stock provided for in the MTAC Charter; (iii) Memic’s corporate existence is perpetual as opposed to MTAC’s corporate existence terminating if a business combination is not consummated within a specific period of time; and (iv) Memic’s amended and restated articles of association will not include the various provisions applicable only to special purpose acquisition corporations that the MTAC Charter contains (the “Charter Proposal”).	FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 3 — The Adjournment Proposal — To adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination (the “Adjournment Proposal”).	FOR AGAINST ABSTAIN ☐ ☐ ☐

Dated:________________________________________, 2022

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.